Exhibit 99.1

SB Financial Group Announces Third Quarter 2024 Results

DEFIANCE, OH, October 24, 2024 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights compared to the third quarter of the prior year:

●	Net income of $2.4 million, down 12.4 percent with Diluted Earnings Per Share (“EPS”) of $0.35. EPS is up 3.0% when adjusted for mortgage servicing rights impairment in both periods.

●	Net interest income totaled $10.2 million, a 6.8 percent increase from $9.5 million.

●	Total loans increased to $1.03 billion, up by $40.9 million or 4.1 percent.

●	Tangible book value per share ended the quarter at $16.49, up $3.40 per share or 26.0%.

Nine Months Ended September 30, 2024, highlights over prior-year nine months include:

●	Mortgage Banking Revenue increased to $4.7 million, up by 7.6 percent from $4.4 million.

●	Noninterest income increased 2.2% to $12.5 million, up from $12.2 million.

●	Noninterest expense increased 1.1% to $32.0 million, up from $31.6 million.

Trailing Twelve Months Ended September 30, 2024, highlights compared to the prior year:

●	Diluted EPS was $1.74 for the twelve months ended September 2024, reflecting a 3.6% increase from the prior twelve months of $1.68.

●	Total deposits reached $1.16 billion by the end of September 2024, marking a 6.8% growth from $1.09 billion at the same time in 2023.

●	Mortgage origination volume was $228.3 million for the trailing twelve months, while the servicing portfolio increased by 2.9% to $1.41 billion.

Earnings Highlights	Three Months Ended			Nine Months Ended
($ in thousands, except per share & ratios)	Sep. 2024	Sep. 2023	% Change	Sep. 2024	Sep. 2023	% Change
Operating revenue	$14,309	$13,699	4.5%	$41,485	$41,879	-0.9%
Interest income	16,548	14,796	11.8%	47,502	43,026	10.4%
Interest expense	6,362	5,260	21.0%	18,477	13,337	38.5%
Net interest income	10,186	9,536	6.8%	29,025	29,689	-2.2%
Provision (recovery) for credit losses	200	(6)	3433.3%	200	389	-48.6%
Noninterest income	4,123	4,163	-1.0%	12,460	12,190	2.2%
Noninterest expense	11,003	10,481	5.0%	31,956	31,593	1.1%
Net income	2,354	2,687	-12.4%	7,835	8,212	-4.6%
Earnings per diluted share	0.35	0.39	-10.3%	1.17	1.18	-0.8%
Return on average assets	0.68%	0.80%	-15.0%	0.77%	0.81%	-4.9%
Return on average equity	7.32%	8.73%	-16.2%	8.41%	8.72%	-3.6%

“We delivered strong operational performance during the September quarter with our pretax preprovision earnings up over 14% when we adjust for the servicing rights impairment,” stated Mark A. Klein, Chairman, President, and CEO. “We are on track with our Marblehead acquisition and are especially pleased that we have increased the tangible book value per share by 26% in the last year.”

“Our Loan Book expanded to $1.03 billion, an increase of $40.9 million, underscoring our disciplined approach to portfolio expansion. Despite market pressures from interest rates, our deposits increased by $74.2 million or 6.8% year-over-year reaching $1.16 billion,” added Mr. Klein.

RESULTS OF OPERATIONS

Consolidated Revenue

In the third quarter of 2024, core earnings and margins rose with operating revenue rising to $14.3 million, a 4.5% increase from the $13.7 million in the prior year. While net interest income rose to $10.2 million, a 6.8% increase year-over-year, the Company faced pressure from rising deposit costs, which drove a 21% increase in interest expenses. Despite this, net interest margin saw a slight expansion, increasing by 9 basis points compared to the same period last year, reaching 3.17%.

Noninterest income was down 1.0%, however, when adjusted for the servicing rights impairment and the gain on sale of assets, it was up nearly 4%. Mortgage gain on sale had its best quarter since the first quarter of 2022 and we saw solid increases in Title insurance revenue (up 13%) and Wealth management revenue (up 5%).

Mortgage Loan Business

In the third quarter of 2024, SB Financial Group recorded a 15.5% year-over-year increase in mortgage loan originations, reaching $70.7 million, up from $61.2 million in the corresponding period last year. This strong performance reflects our ability to capitalize on favorable market conditions and underscores the resilience of the housing sector, which continues to show signs of strength despite broader economic challenges. Mortgage sales followed this growth, reaching $61.3 million, or 86.6% of total originations. This represents a 13.3% year-over-year increase from $54.1 million, signaling our ongoing success in expanding our market reach and maintaining a competitive position. The sales volume highlights the robustness of our operations, even as competition intensifies in the residential lending space.

However, mortgage banking net revenue decreased to $1.35 million, down 17.9% from $1.65 million in the prior year. This decline was primarily driven by a negative Originated Mortgage Servicing Rights (“OMSR”) valuation adjustment of $465 thousand this quarter, significantly impacting net loan servicing fees. This reflects broader market headwinds, including shifts in borrower behavior and refinancing rates, which put pressure on servicing valuations. Despite this, gains from the sale of mortgages and continued efficiency in our operations helped partially offset the decline. The mortgage servicing portfolio expanded by 2.9%, reaching $1.41 billion. This steady growth in our servicing portfolio is a testament to our commitment to building long-term, sustainable relationships.

Mr. Klein stated, “This quarter has showcased improved efficiency in our mortgage operations. Although our results slightly missed our internal targets, the shortfall primarily reflects the heightened competitiveness and shifting dynamics within the mortgage market. Despite these challenges, our proactive measures, including expanding our origination teams, including closing our first loan from the Cincinnati market, have positioned us to capitalize on market opportunities and maintain our momentum.”

Mortgage Banking						Prior Year
($ in thousands)	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Growth
Mortgage originations	$70,715	$75,110	$42,912	$39,566	$61,200	$9,515
Mortgage sales	61,271	55,835	36,623	33,362	54,085	7,186
Mortgage servicing portfolio	1,406,273	1,389,805	1,371,713	1,366,667	1,367,209	39,064
Mortgage servicing rights	14,357	14,548	14,191	13,906	13,893	464

Revenue
Loan servicing fees	874	862	855	855	850	24
OMSR amortization	(370)	(335)	(273)	(282)	(334)	(36)
Net administrative fees	504	527	582	573	516	(12)
OMSR valuation adjustment	(465)	38	181	(12)	(78)	(387)
Net loan servicing fees	39	565	763	561	438	(399)
Gain on sale of mortgages	1,311	1,277	781	747	1,207	104
Mortgage banking revenue, net	$1,350	$1,842	$1,544	$1,308	$1,645	$(295)

Noninterest Income and Noninterest Expense

For the third quarter of 2024, SB Financial Group’s noninterest income slightly declined to $4.12 million, representing a 1.0% decrease compared to $4.16 million in the third quarter of 2023. This minor reduction was primarily driven by lower mortgage loan servicing fees, which fell from $438 thousand in the third quarter of 2023 to $39 thousand in the third quarter of 2024, reflecting significant pressure in the mortgage servicing market. Furthermore, other noninterest income also contributed to the decline. However, this was partially offset by an increase in wealth management fees, which rose by 5.4% to $882 thousand, and a gain on the sale of mortgage loans and OMSR, which increased to $1.31 million from $1.21 million in the prior-year quarter. The gain on the sale of assets further contributed positively with $200 thousand realized this quarter.

Noninterest expenses for the third quarter were reported at $11.0 million, reflecting a 5.0% increase compared to $10.5 million in the third quarter of 2023. This rise was primarily driven by the increase of additional talent, which rose by 10.3% to $6.06 million, along with a 17% increase in data processing fees to $758 thousand. While certain expense categories saw reductions, such as other expenses, which decreased to $804 thousand from $1.1 million in the prior year, these declines were not sufficient enough to offset the overall increase in operating expenses.

Noninterest Income/Noninterest Expense						Prior Year
($ in thousands, except ratios)	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Growth
Noninterest Income (NII)	$4,123	$4,386	$3,951	$5,531	$4,163	$(40)
NII / Total Revenue	28.8%	31.5%	30.1%	36.6%	30.4%	-1.6%
NII / Average Assets	1.2%	1.3%	1.2%	1.7%	1.2%	0.0%
Total Revenue Growth	4.5%	-0.6%	-6.1%	3.4%	-5.3%	-0.9%

Noninterest Expense (NIE)	$11,003	$10,671	$10,282	$10,369	$10,481	$522
Efficiency Ratio	76.8%	75.9%	78.2%	68.4%	79.0%	-2.2%
NIE / Average Assets	3.2%	3.2%	3.1%	3.1%	3.1%	0.1%
Net Noninterest Expense/Avg. Assets	-2.0%	-1.9%	-1.9%	-1.4%	-1.9%	-0.1%
Total Expense Growth	5.0%	3.2%	-4.6%	1.0%	0.9%	5.0%

Mr. Klein commented on the financial performance, stating, “Our noninterest income continues to show resilience, supported by gains from mortgage-related activities and consistent wealth management performance. As expected, the competitive environment and market fluctuations impacted servicing fees. On the expense side, our focus remains on managing costs related to growth initiatives, and we are committed to optimizing our cost structure to maintain operational efficiency and deliver sustained value to our stakeholders.”

Balance Sheet

As of September 30, 2024, SB Financial Group continued to demonstrate financial stability, with total assets increasing to $1.39 billion, a 5.1% increase from $1.33 billion at the end of the prior-year period. This growth underscores our ability to maintain a robust financial position amidst changing market conditions.

Our loan portfolio remained strong, standing at $1.03 billion, up by $40.9 million or 4.1% compared to the prior year. This growth highlights our effective lending practices and strong demand in the credit market. Additionally, cash and cash equivalents increased significantly to $49.3 million, up 159.1% from $19.0 million a year ago, enhancing our liquidity position and providing us with greater flexibility in navigating economic uncertainties.

Deposits increased to $1.16 billion, reflecting a 6.8% growth compared to the prior-year figure of $1.09 billion, driven by increases across all interest-bearing deposit categories. This growth reflects continued trust from our clients and a solid base to support ongoing operations.

Shareholders’ equity expanded significantly to $132.8 million, a 5.9% increase from the linked quarter and an 18.2% year-over-year rise, underscoring our commitment to driving shareholder value. This improvement can be attributed to retained earnings growth and an improvement in accumulated comprehensive losses. The year-over-year growth in shareholders’ equity reflects our focus on strengthening the balance sheet and optimizing capital allocation strategies.

Mr. Klein, commented, “In 2024, we have maintained a disciplined and proactive approach to our growth and capital management, aligning closely with our strategic objectives. Our ability to sustain and grow our loan portfolio, even in a highly competitive market, demonstrates the resilience of our business model and the effectiveness of our relationship-driven lending practices. Furthermore, the year-over-year increase in shareholders’ equity highlights our continued commitment to delivering shareholder value. We remain poised to leverage future opportunities that will further fortify our financial position and ensure long-term prosperity for our stakeholders.”

Loan Balances						Annual
($ in thousands, except ratios)	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Growth
Commercial	$123,821	$123,287	$120,016	$126,716	$120,325	$3,496
% of Total	12.0%	12.3%	12.1%	12.7%	12.2%	2.9%
Commercial RE	459,449	434,967	429,362	424,041	421,736	37,713
% of Total	44.6%	43.3%	43.3%	42.4%	42.6%	8.9%
Agriculture	64,887	64,329	62,365	65,659	60,928	3,959
% of Total	6.3%	6.4%	6.3%	6.6%	6.2%	6.5%
Residential RE	314,010	316,233	314,668	318,123	320,306	(6,296)
% of Total	30.5%	31.5%	31.7%	31.8%	32.4%	-2.0%
Consumer & Other	67,788	66,574	65,141	65,673	65,726	2,062
% of Total	6.6%	6.6%	6.6%	6.6%	6.6%	3.1%
Total Loans	$1,029,955	$1,005,390	$991,552	$1,000,212	$989,021	$40,934
Total Growth Percentage						4.1%

Deposit Balances						Annual
($ in thousands, except ratios)	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Growth
Non-Int DDA	$222,425	$208,244	$219,395	$228,713	$224,182	$(1,757)
% of Total	19.2%	18.7%	19.7%	21.4%	20.7%	-0.8%
Interest DDA	202,097	190,857	169,171	166,413	174,729	27,368
% of Total	17.4%	17.1%	15.2%	15.5%	16.1%	15.7%
Savings	241,761	231,855	244,157	216,965	226,077	15,684
% of Total	20.8%	20.8%	21.9%	20.3%	20.8%	6.9%
Money Market	228,182	225,650	221,362	202,605	216,565	11,617
% of Total	19.7%	20.2%	19.9%	18.9%	20.0%	5.4%
Time Deposits	265,068	258,582	258,257	255,509	243,766	21,302
% of Total	22.9%	23.2%	23.2%	23.9%	22.5%	8.7%
Total Deposits	$1,159,533	$1,115,188	$1,112,342	$1,070,205	$1,085,319	$74,214
Total Growth Percentage						6.8%

Asset Quality

SB Financial Group’s commitment to maintaining exceptional asset quality remained strong through the third quarter of 2024. As of September 2024, nonperforming loans constituted 0.54% of total loans, an increase from 0.47% in the prior quarter. While the allowance for credit losses coverage stood at 276.8% of nonperforming loans—below the 330% reported in the linked quarter—it remains robust, signaling a conservative approach to risk management.

Additionally, the net loan charge-offs to average loans ratio was a modest 0.01%, further highlighting SB Financial Group’s effective loan repayment management. Collectively, these metrics reinforce our reputation for disciplined risk oversight and credit administration.

Mr. Klein concluded, “Our third quarter performance underscores our continued commitment to maintaining high asset quality. Although we observed a slight increase in nonperforming loans and a decrease in our reserve coverage ratio, our allowance for credit losses remains robust. This, coupled with our disciplined approach to credit risk management, demonstrates our focus on preserving the long-term strength of our loan portfolio and ensuring stability amidst ongoing economic shifts.”

Nonperforming Assets						Annual
($ in thousands, except ratios)	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Sep. 2023	Change
Commercial & Agriculture	$2,899	$2,781	$897	$748	$717	$2,182
% of Total Com./Ag. loans	1.54%	1.48%	0.49%	0.39%	0.40%	304.3%
Commercial RE	813	475	49	168	222	591
% of Total CRE loans	0.18%	0.11%	0.01%	0.04%	0.05%	266.2%
Residential RE	1,536	1,247	1,295	1,690	2,182	(646)
% of Total Res. RE loans	0.49%	0.39%	0.41%	0.53%	0.68%	-29.6%
Consumer & Other	270	231	193	212	208	62
% of Total Con./Oth. loans	0.40%	0.35%	0.30%	0.32%	0.32%	29.8%
Total Nonaccruing Loans	5,518	4,734	2,434	2,818	3,329	2,189
% of Total loans	0.54%	0.47%	0.25%	0.28%	0.34%	65.8%
Foreclosed Assets and Other Assets	-	510	510	511	629	(629)
Total Change (%)						-100.0%
Total Nonperforming Assets	$5,518	$5,244	$2,944	$3,329	$3,958	$1,560
% of Total assets	0.40%	0.39%	0.22%	0.25%	0.30%	39.41%

Webcast and Conference Call

The Company will hold the third quarter 2024 earnings conference call and webcast on October 25, 2024, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 23 offices: 22 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	September	June	March	December	September
($ in thousands)	2024	2024	2024	2023	2023

ASSETS
Cash and due from banks	$49,348	$21,983	$26,602	$22,965	$19,049
Interest bearing time deposits	1,706	2,417	2,417	1,535	1,180
Available-for-sale securities	211,511	207,856	213,239	219,708	212,768
Loans held for sale	8,927	7,864	4,730	2,525	3,206
Loans, net of unearned income	1,029,955	1,005,390	991,552	1,000,212	989,021
Allowance for credit losses	(15,278)	(15,612)	(15,643)	(15,786)	(15,790)
Premises and equipment, net	20,715	20,860	20,985	21,378	21,934
Federal Reserve and FHLB Stock, at cost	5,223	5,204	6,512	7,279	6,261
Foreclosed assets and other assets	-	510	510	511	629
Interest receivable	4,842	4,818	3,706	4,657	6,673
Goodwill	23,239	23,239	23,239	23,239	23,239
Cash value of life insurance	30,488	30,294	30,103	29,121	29,291
Mortgage servicing rights	14,357	14,548	14,191	13,906	13,893
Other assets	8,916	12,815	13,869	11,999	15,120
Total assets	$1,393,949	$1,342,186	$1,336,012	$1,343,249	$1,326,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$222,425	$208,244	$219,395	$228,713	$224,182
Interest bearing demand	202,097	190,857	169,171	166,413	174,729
Savings	241,761	231,855	244,157	216,965	226,077
Money market	228,182	225,650	221,362	202,605	216,565
Time deposits	265,068	258,582	258,257	255,509	243,766
Total deposits	1,159,533	1,115,188	1,112,342	1,070,205	1,085,319

Short-term borrowings	15,240	15,178	12,916	13,387	16,519
Federal Home Loan Bank advances	35,000	35,000	35,000	83,600	59,500
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,678	19,666	19,654	19,642	19,630
Interest payable	3,374	2,944	2,772	2,443	2,216
Other liabilities	17,973	18,421	19,295	19,320	20,632
Total liabilities	1,261,108	1,216,707	1,212,289	1,218,907	1,214,126

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,090	15,195	14,978	15,124	15,037
Retained earnings	113,515	112,104	109,938	108,486	105,521
Accumulated other comprehensive loss	(24,870)	(31,801)	(31,547)	(29,831)	(39,517)
Treasury stock	(32,213)	(31,338)	(30,965)	(30,756)	(30,012)
Total shareholders’ equity	132,841	125,479	123,723	124,342	112,348

Total liabilities and shareholders’ equity	$1,393,949	$1,342,186	$1,336,012	$1,343,249	$1,326,474

SB FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended					Nine Months Ended
($ in thousands, except per share & ratios)	September	June	March	December	September	September	September
Interest income	2024	2024	2024	2023	2023	2024	2023
Loans
Taxable	$14,513	$13,883	$13,547	$13,438	$13,128	$41,943	$37,969
Tax exempt	127	124	123	124	122	374	359
Securities
Taxable	1,871	1,610	1,593	1,526	1,507	5,074	4,566
Tax exempt	37	37	37	38	39	111	132
Total interest income	16,548	15,654	15,300	15,126	14,796	47,502	43,026

Interest expense
Deposits	5,568	5,208	5,090	4,398	4,194	15,866	10,310
Repurchase agreements & other	43	36	34	39	16	113	35
Federal Home Loan Bank advances	369	370	613	720	666	1,352	1,883
Trust preferred securities	187	187	188	191	189	562	525
Subordinated debt	195	194	195	194	195	584	584
Total interest expense	6,362	5,995	6,120	5,542	5,260	18,477	13,337

Net interest income	10,186	9,659	9,180	9,584	9,536	29,025	29,689

Provision for credit losses	200	-	-	(74)	(6)	200	389

Net interest income after provision for loan losses	9,986	9,659	9,180	9,658	9,542	28,825	29,300

Noninterest income
Wealth management fees	882	848	865	838	837	2,595	2,694
Customer service fees	870	875	880	844	863	2,625	2,559
Gain on sale of mtg. loans & OMSR	1,311	1,277	781	747	1,207	3,369	2,862
Mortgage loan servicing fees, net	39	565	763	561	438	1,367	1,540
Gain on sale of non-mortgage loans	20	105	10	177	10	135	252
Title insurance revenue	485	406	266	378	429	1,157	1,257
Net gain on sales of securities	-	-	-	1,453	-	-	-
Gain (loss) on sale of assets	200	-	-	16	-	200	4
Other	316	310	386	517	379	1,012	1,022
Total noninterest income	4,123	4,386	3,951	5,531	4,163	12,460	12,190

Noninterest expense
Salaries and employee benefits	6,057	6,009	5,352	5,652	5,491	17,418	17,125
Net occupancy expense	706	707	769	746	764	2,182	2,350
Equipment expense	1,069	1,060	1,077	1,027	1,068	3,206	3,051
Data processing fees	758	727	769	680	648	2,254	1,979
Professional fees	659	615	758	926	623	2,032	2,098
Marketing expense	241	176	197	182	189	614	600
Telephone and communication expense	128	156	105	132	124	389	369
Postage and delivery expense	145	89	97	167	100	331	265
State, local and other taxes	208	230	245	285	218	683	664
Employee expense	228	159	178	146	141	565	485
Other expenses	804	743	735	426	1,115	2,282	2,607
Total noninterest expense	11,003	10,671	10,282	10,369	10,481	31,956	31,593

Income before income tax expense	3,106	3,374	2,849	4,820	3,224	9,329	9,897

Income tax expense	752	261	481	937	537	1,494	1,685

Net income	$2,354	$3,113	$2,368	$3,883	$2,687	$7,835	$8,212

Common share data:
Basic earnings per common share	$0.35	$0.47	$0.35	$0.58	$0.40	$1.17	$1.20
Diluted earnings per common share	$0.35	$0.47	$0.35	$0.57	$0.39	$1.17	$1.18

Average shares outstanding (in thousands):
Basic:	6,660	6,692	6,715	6,748	6,791	6,689	6,857
Diluted:	6,675	6,700	6,723	6,851	6,878	6,704	6,944

SB FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

	At and for the Three Months Ended					Nine Months Ended
($ in thousands, except per share & ratios)	September	June	March	December	September	September	September
SUMMARY OF OPERATIONS	2024	2024	2024	2023	2023	2024	2023

Net interest income	$10,186	$9,659	$9,180	$9,584	$9,536	$29,025	$29,689
Tax-equivalent adjustment	44	43	43	43	43	129	88
Tax-equivalent net interest income	10,230	9,702	9,223	9,627	9,579	29,154	29,777
Provision for credit loss	200	-	-	(74)	(6)	200	389
Noninterest income	4,123	4,386	3,951	5,531	4,163	12,460	12,190
Total operating revenue	14,309	14,045	13,131	15,115	13,699	41,485	41,879
Noninterest expense	11,003	10,671	10,282	10,369	10,481	31,956	31,593
Pre-tax pre-provision income	3,306	3,374	2,849	4,746	3,218	9,529	10,286
Net income	2,354	3,113	2,368	3,883	2,687	7,835	8,212

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.35	0.47	0.35	0.58	0.40	1.17	1.20
Diluted earnings per share	0.35	0.47	0.35	0.57	0.39	1.17	1.18
Common dividends	0.140	0.140	0.135	0.135	0.130	0.415	0.385
Book value per common share	20.05	18.80	18.46	18.50	16.59	20.05	16.59
Tangible book value per common share (TBV)	16.49	15.26	14.93	14.98	13.09	16.49	13.09
Market price per common share	20.56	14.00	13.78	15.35	13.50	20.56	13.50
Market price to TBV	124.7%	91.8%	92.3%	102.5%	103.1%	124.7%	103.1%
Market price to trailing 12 month EPS	11.8	7.9	7.9	8.8	8.0	11.8	8.0

PERFORMANCE RATIOS:
Return on average assets (ROAA)	0.68%	0.93%	0.71%	1.17%	0.80%	0.77%	0.81%
Pre-tax pre-provision ROAA	0.96%	1.01%	0.85%	1.43%	0.96%	1.01%	1.10%
Return on average equity (ROE)	7.32%	10.16%	7.70%	13.23%	9.25%	8.41%	8.72%
Return on average tangible equity	8.97%	12.59%	9.53%	16.57%	11.62%	10.39%	10.75%
Efficiency ratio	76.78%	75.86%	78.17%	68.44%	79.00%	76.91%	75.28%
Earning asset yield	5.16%	5.02%	4.97%	4.89%	4.78%	5.05%	4.61%
Cost of interest bearing liabilities	2.53%	2.47%	2.55%	2.33%	2.18%	2.52%	1.85%
Net interest margin	3.17%	3.10%	2.98%	3.10%	3.08%	3.08%	3.18%
Tax equivalent effect	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%
Net interest margin, tax equivalent	3.19%	3.11%	2.99%	3.11%	3.09%	3.09%	3.20%
Non interest income/Average assets	1.20%	1.31%	1.19%	1.67%	1.24%	1.23%	1.21%
Non interest expense/Average assets	3.20%	3.18%	3.08%	3.12%	3.13%	3.15%	3.13%
Net noninterest expense/Average assets	-2.00%	-1.87%	-1.90%	-1.46%	-1.89%	-1.92%	-1.92%

ASSET QUALITY RATIOS:
Gross charge-offs	29	-	66	5	12	95	113
Recoveries	2	16	9	1	7	27	25
Net charge-offs	27	(16)	57	4	5	68	88
Nonperforming loans/Total loans	0.54%	0.47%	0.25%	0.28%	0.34%	0.54%	0.34%
Nonperforming assets/Loans & OREO	0.54%	0.52%	0.30%	0.33%	0.40%	0.54%	0.40%
Nonperforming assets/Total assets	0.40%	0.39%	0.22%	0.25%	0.30%	0.40%	0.30%
Allowance for credit loss/Nonperforming loans	276.83%	329.78%	642.69%	560.18%	474.32%	276.83%	474.32%
Allowance for credit loss/Total loans	1.48%	1.55%	1.58%	1.58%	1.60%	1.48%	1.60%
Net loan charge-offs/Average loans (ann.)	0.01%	(0.01%)	0.02%	0.00%	0.00%	0.01%	0.01%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	88.82%	90.15%	89.14%	93.46%	91.13%	88.82%	91.13%
Equity/ Assets	9.53%	9.35%	9.26%	9.26%	8.47%	9.53%	8.47%
Tangible equity/Tangible assets	7.97%	7.72%	7.63%	7.63%	6.81%	7.97%	6.81%
Common equity tier 1 ratio (Bank)	13.19%	13.98%	13.84%	13.42%	13.56%	13.19%	13.56%

END OF PERIOD BALANCES
Total assets	1,393,949	1,342,186	1,336,012	1,343,249	1,326,474	1,393,949	1,326,474
Total loans	1,029,955	1,005,390	991,552	1,000,212	989,021	1,029,955	989,021
Deposits	1,159,533	1,115,188	1,112,342	1,070,205	1,085,319	1,159,533	1,085,319
Shareholders equity	132,841	125,479	123,723	124,342	112,348	132,841	112,348
Goodwill and intangibles	23,613	23,630	23,646	23,662	23,687	23,613	23,687
Tangible equity	109,228	101,849	100,077	100,680	88,661	109,228	88,661
Mortgage servicing portfolio	1,406,273	1,389,805	1,371,713	1,366,667	1,367,209	1,406,273	1,367,209
Wealth/Brokerage assets under care	557,724	525,713	525,517	501,829	478,236	557,724	478,236
Total assets under care	3,357,946	3,257,704	3,233,242	3,211,745	3,171,919	3,357,946	3,171,919
Full-time equivalent employees	248	249	245	251	252	248	252
Period end common shares outstanding	6,624	6,676	6,702	6,720	6,773	6,624	6,773
Market capitalization (all)	136,189	93,458	92,359	103,147	91,437	136,189	91,437

AVERAGE BALANCES
Total assets	1,376,849	1,342,847	1,333,236	1,327,415	1,339,870	1,350,580	1,344,467
Total earning assets	1,283,407	1,246,099	1,230,736	1,236,165	1,239,145	1,255,335	1,243,094
Total loans	1,018,262	1,005,018	993,310	992,337	989,089	1,005,577	982,817
Deposits	1,145,964	1,120,367	1,091,803	1,084,939	1,095,414	1,119,276	1,098,593
Shareholders equity	128,608	122,510	123,058	117,397	116,165	124,218	125,580
Goodwill and intangibles	23,621	23,638	23,654	23,675	23,698	23,638	23,720
Tangible equity	104,987	98,872	99,404	93,722	92,467	100,580	101,860
Average basic shares outstanding	6,660	6,692	6,715	6,748	6,791	6,689	6,857
Average diluted shares outstanding	6,675	6,700	6,723	6,851	6,878	6,704	6,944

SB FINANCIAL GROUP, INC.
Rate Volume Analysis - (Unaudited)
For the Three and Nine Months Ended Sep. 30, 2024 and 2023

($ in thousands)	Three Months Ended Sep. 30, 2024			Three Months Ended Sep. 30, 2023
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities/cash	$258,743	$1,871	2.89%	$243,261	$1,507	2.48%
Nontaxable securities	6,402	37	2.31%	6,795	39	2.30%
Loans, net	1,018,262	14,640	5.75%	989,089	13,250	5.36%
Total earning assets	1,283,407	16,548	5.16%	1,239,145	14,796	4.78%
Cash and due from banks	4,334			4,022
Allowance for loan losses	(15,601)			(15,791)
Premises and equipment	20,820			22,120
Other assets	83,889			90,374
Total assets	$1,376,849			$1,339,870

Liabilities
Savings, MMDA and interest bearing demand	$659,879	$2,969	1.80%	$620,092	$2,232	1.44%
Time deposits	264,188	2,599	3.94%	244,289	1,962	3.21%
Repurchase agreements & other	16,240	43	1.06%	16,319	16	0.39%
Advances from Federal Home Loan Bank	35,054	369	4.21%	55,073	666	4.84%
Trust preferred securities	10,310	187	7.26%	10,310	189	7.33%
Subordinated debt	19,670	195	3.97%	19,622	195	3.98%
Total interest bearing liabilities	1,005,341	6,362	2.53%	965,705	5,260	2.18%
Non interest bearing demand	221,897	-		231,033	-
Total funding	1,227,238		2.07%	1,196,738		1.76%
			44.20%		1
Other liabilities	21,003		44.20%	26,967
Total liabilities	1,248,241			1,223,705
Equity	128,608			116,165
Total liabilities and equity	$1,376,849			$1,339,870	-

Net interest income		$10,186			$9,536

Net interest income as a percent of average interest-earning assets - GAAP measure			3.17%			3.08%
Net interest income as a percent of average interest-earning assets - non GAAP			3.19%			3.09%
- Computed on a fully tax equivalent (FTE) basis

	Nine Months Ended Sep. 30, 2024			Nine Months Ended Sep. 30, 2023
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities/cash	$243,335	$5,074	2.78%	$252,908	$4,566	2.41%
Nontaxable securities	6,423	111	2.30%	7,369	132	2.39%
Loans, net	1,005,577	42,317	5.61%	982,817	38,328	5.20%
Total earning assets	1,255,335	47,502	5.05%	1,243,094	43,026	4.61%
Cash and due from banks	4,430			4,020
Allowance for loan losses	(15,693)			(15,374)
Premises and equipment	21,026			22,500
Other assets	85,482			90,227
Total assets	$1,350,580			$1,344,467

Liabilities
Savings, MMDA and interest bearing demand	$634,122	$8,270	1.74%	$627,074	$5,367	1.14%
Time deposits	260,061	7,596	3.89%	233,054	4,943	2.83%
Repurchase agreements & Other	14,708	113	1.02%	16,576	35	0.28%
Advances from Federal Home Loan Bank	40,466	1,352	4.45%	53,936	1,883	4.65%
Trust preferred securities	10,310	562	7.27%	10,310	525	6.79%
Subordinated debt	19,658	584	3.96%	19,610	584	3.97%
Total interest bearing liabilities	979,325	18,477	2.52%	960,560	13,337	1.85%
Non interest bearing demand	225,093		2.05%	238,465		1.48%
Total funding	1,204,418			1,199,025
Other liabilities	21,944			19,862
Total liabilities	1,226,362			1,218,887
Equity	124,218			125,580
Total liabilities and equity	$1,350,580			$1,344,467

Net interest income		$29,025			$29,689

Net interest income as a percent of average interest-earning assets - GAAP measure			3.08%			3.18%
Net interest income as a percent of average interest-earning assets - non GAAP			3.09%			3.20%
- Computed on a fully tax equivalent (FTE) basis

Non-GAAP reconciliation	Three Months Ended		Nine Months Ended
($ in thousands, except per share & ratios)	Sep. 30, 2024	Sep. 30, 2023	Sep. 30, 2024	Sep. 30, 2023

Total Operating Revenue	$14,309	$13,699	$41,485	$41,879
Adjustment to (deduct)/add OMSR recapture/impairment *	465	78	246	39
Adjusted Total Operating Revenue	14,774	13,777	41,731	41,918

Income before Income Taxes	3,106	3,224	9,329	9,897
Adjustment for OMSR *	465	78	246	39
Adjusted Income before Income Taxes	3,571	3,302	9,575	9,936

Provision for Income Taxes	752	537	1,494	1,685
Adjustment for OMSR **	98	16	52	8
Adjusted Provision for Income Taxes	850	553	1,546	1,693

Net Income	2,354	2,687	7,835	8,212
Adjustment for OMSR *	367	62	194	31
Adjusted Net Income	2,721	2,749	8,029	8,243

Diluted Earnings per Share	0.35	0.39	1.17	1.18
Adjustment for OMSR *	0.06	0.01	0.03	0.00
Adjusted Diluted Earnings per Share	$0.41	$0.40	$1.20	$1.19

Return on Average Assets	0.68%	0.80%	0.77%	0.81%
Adjustment for OMSR *	0.11%	0.02%	0.01%	0.00%
Adjusted Return on Average Assets	0.79%	0.82%	0.79%	0.82%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate